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                                                                    EXHIBIT 99.3

                            CAPITAL CITIES/ABC, INC.

          SHAREHOLDER'S PROXY AND VOTING INSTRUCTION CARD SOLICITED BY
               THE BOARD OF DIRECTORS OF CAPITAL CITIES/ABC, INC.

TO: CAPITAL CITIES/ABC, INC.

  I appoint Thomas S. Murphy, Ronald J. Doerfler and Alan N. Braverman, individually and together, as my proxies, with power of substitution, to vote all Capital Cities/ABC, Inc. common stock registered in my name or credited to my account at the Special Meeting of Shareholders of Capital Cities/ABC, Inc. to be held on January 4, 1996, at 10:00 a.m. and at any adjournment or postponement of the meeting.

  This card also provides voting instructions to the Trustee, Fidelity Management Trust Company, for the Capital Cities/ABC, Inc. Savings & Investment Plan (the "SIP") for the number of equivalent shares credited to the account of the undersigned, if any, in the SIP, as more fully described on page 21 of the accompanying Joint Proxy Statement/Prospectus.

  I HAVE FILLED IN THE APPROPRIATE BOXES ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED MY PROXIES WILL VOTE "FOR" ITEM 1. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

            PLEASE MARK, SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                        (Please fill in the appropriate boxes on the other side)
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(Continued from the other side)

                            CAPITAL CITIES/ABC, INC.
           PLEASE MARK YOUR CHOICES LIKE THIS [_] IN BLUE OR BLACK INK



[_]

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1

 . Item No. 1--Approval and adoption of the Amended and Restated Agreement and
  Plan of Reorganization, dated as of July 31, 1995, by and between The Walt Disney Company and Capital Cities/ABC, Inc. and the Agreement and Plan of Merger among DC Holdco, Inc., Capital Cities/ABC, Inc. and DCB Merger Corp.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN
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                                         Signature
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                                         Signature

                                         PLEASE SIGN EXACTLY AS NAME(S)
                                         APPEAR(S) TO THE LEFT. IF ACTING AS
                                         AN EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE, GUARDIAN, ETC., YOU SHOULD
                                         SO INDICATE IN SIGNING. IF THE
                                         SHAREHOLDER IS A CORPORATION,
                                         PLEASE SIGN THE FULL CORPORATE
                                         NAME, BY DULY AUTHORIZED OFFICER.
                                         IF SHARES ARE HELD JOINTLY, EACH
                                         SHAREHOLDER NAMED SHOULD SIGN. DATE
                                         AND PROMPTLY RETURN THE CARD IN THE
                                         ENVELOPE PROVIDED.